Exhibit 12

COMMON SHARE UNDERWRITING AGREEMENT

May 21, 2003

Methanex Corporation
1800 — 200 Burrard Street
Vancouver, British Columbia
V6C 3M1

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Nova Chemicals Corporation
645 Seventh Avenue S.W.
P.O. Box 2518, Station M
Calgary, Alberta
T2P 5C6

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Nova Petrochemicals Ltd.
c/o Nova Chemicals Corporation
645 Seventh Avenue S.W.
P.O. Box 2518, Station M
Calgary, Alberta
T2P 5C6

Ladies and Gentlemen:

     We understand that Nova Petrochemicals Ltd., a corporation incorporated under the laws of Alberta (“NPL”), a subsidiary of Nova Chemicals Corporation, a corporation incorporated under the laws of Alberta (“NOVA”) (collectively the “Selling Shareholders”), proposes to sell to the underwriters named in Schedule A hereto (the “Underwriters”) 37,946,876 common shares in the capital of Methanex Corporation (the “Common Shares”), a corporation continued under the laws of Canada (the “Company”). The Common Shares to be sold by the Selling Shareholders are referred to herein as the “Offered Shares”.

     The Company shall, under the applicable laws of the Qualifying Provinces (as hereinafter defined), (i) as soon as possible and in any event by 3:15 p.m. (Toronto time) on May 21, 2003, prepare and file, and (ii) as soon as possible and in any event by 4:30 p.m. (Toronto time) on May 21, 2003, obtain an MRRS Decision Document dated the date of filing issued by the Reviewing Authority (as hereinafter defined), in its capacity as principal regulator pursuant to NP 43-201 evidencing that a receipt has been issued by the securities regulatory authorities (the “Qualifying Authorities”) in each province of Canada (the “Qualifying Provinces”) in respect of, in each case, a preliminary short form prospectus of the Company relating to the Offered Shares, including the documents incorporated by reference in the English and French languages, as applicable (the “Canadian Preliminary Prospectus”), and other related documents in respect of the proposed distribution of the Offered Shares. The Company has identified the British Columbia Securities Commission (the “Reviewing Authority”) as its principal regulator in respect of the proposed distribution of the Offered Shares. The Company shall also, immediately after the filing of the Canadian Preliminary Prospectus, but in any event no later than 3:15 p.m. (Toronto time) on May 21, 2003, prepare and file pursuant to the multi-jurisdictional disclosure system with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form F-10 covering the registration of the Offered Shares under the United States Securities Act of 1933, as amended, and the applicable rules and regulations thereunder adopted by the Commission (the “Act”), including the Canadian Preliminary Prospectus in the English language (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission) (the “U.S. Preliminary Prospectus”). Such registration statement on Form F-10, including the exhibits thereto and the documents incorporated by reference therein, as amended at the time it becomes effective, is herein called the “Registration Statement”.

     The Company shall, under the applicable laws of the Qualifying Provinces, (i) as soon as possible after any comments of the Qualifying Authorities have been satisfied and in any event by 4:00 p.m. (Toronto time) on May 29, 2003 (or in any case, by such later date or dates as may be determined by the Underwriters in their sole discretion), prepare and file, and (ii) as soon as possible and in any event by 4:30 p.m. (Toronto time) on May 29, 2003, obtain an MRRS Decision Document dated the date of filing issued by the Reviewing Authority, in its capacity as principal regulator pursuant to NP 43-201, evidencing that a receipt has been issued by the Qualifying Authorities in each Qualifying Province in respect of, in each case, a final short form prospectus of the Company relating to the Offered Shares, including the documents incorporated by reference in the English and French languages, as applicable (the “Canadian Final Prospectus”), and other related documents in respect of the proposed distribution of the Offered Shares. The Company shall also, immediately after the filing of the Canadian Final Prospectus but no later than 4:00 p.m. (Toronto time) on May 29, 2003 (or in any case, by such later date or dates as may be determined by the Underwriters in their sole discretion), prepare and file pursuant to the multi-jurisdictional disclosure system with the Commission, an amendment to the Registration Statement, including the Canadian Final Prospectus in the English language (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the

Commission) and shall use its best efforts to cause the Registration Statement to become effective under the Act.

     The Company shall prepare and file with the Commission an Appointment of Agent for Service of Process and Undertaking for the Company on Form F-X in conjunction with the initial filing of the Registration Statement (the “Company Form F-X”).

     Any reference herein to the Canadian Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Canadian Securities Laws which were filed under Canadian Securities Laws on or before the date of such prospectus; any reference herein to the Registration Statement, the U.S. Preliminary Prospectus or the U.S. Prospectus, shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 4 of Form F-10 which were filed under the Exchange Act (as hereinafter defined) on or before the Effective Time of such registration statement or the date of such preliminary prospectus or prospectus, as the case may be; any reference herein to the Prospectuses shall be deemed to refer to and include each of the Canadian Prospectus, the U.S. Preliminary Prospectus and the U.S. Prospectus and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to any of the Prospectuses, as the case may be, shall be deemed to refer to and include all documents deemed to be incorporated by reference therein, the filing of any document under Canadian Securities Laws or the Exchange Act that are filed after the date of the Prospectuses or after their respective Effective Time, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.

1.	Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter and each Selling Shareholder as set forth below in this Section 1.

(a)	The Company meets the general eligibility requirements for use of a short form prospectus under National Instrument 44-101 and for use of Form F-10 under the Act. At the time the Registration Statement becomes effective, an MRRS Decision Document will have been obtained from the Reviewing Authority evidencing the issuance by the Qualifying Authorities of a receipt for the Canadian Final Prospectus and no order suspending the distribution of the Offered Shares will have been issued by any Qualifying Authority, any stock exchange in Canada or any court and no proceedings for that purpose will have been instituted or will be pending or, to the knowledge of the Company, will be contemplated by any Qualifying Authority, and any request on the part of any Qualifying Authority for additional information will have been complied with. As of the Closing Time, the

Registration Statement and any post-effective amendment thereto, each in the form delivered or to be delivered to the Underwriters, will have become effective under the Act in such form; no stop order suspending the effectiveness of the Registration Statement will have been issued under the Act and no proceedings for that purpose will have been instituted or will be pending, or to the knowledge of the Company, will be contemplated by the Commission; and any request on the part of the Commission for additional information, if any, will have been complied with.

(b)	The acquisition by the Company of the Titan methanol facility in Trinidad described in the Prospectus is not a “significant acquisition”, as such term is defined for the purposes of National Instrument 44-101, nor does Part 5 thereof apply to the Company.

(c)	(A) The Canadian Prospectus, when filed, complied and will, on the Closing Date, comply in all material respects with Canadian Securities Laws, as interpreted and applied by the Qualifying Authorities; (B) at the respective time that the Reviewing Authority will have issued an MRRS Decision Document for the Canadian Prospectus, no other document with respect to such Prospectus was required to be filed with the Qualifying Authorities by or on behalf of the Company; (C) the U.S. Prospectus included in the Registration Statement, at the time it will have become effective, will conform to the Canadian Prospectus, except for such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission; (D) the Registration Statement and any amendments or supplements thereto, when it will have become effective, and the Company Form F-X and any amendments or supplements thereto, as of its filing date, and on the Closing Date, will comply in all material respects with the requirements of the Act; (E) neither the Registration Statement nor any amendment or supplement thereto, when it will have become effective and on the Closing Date, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (F) each of the Prospectuses and any Supplementary Material, together with any amendment or supplement thereto, on its date or on the Closing Date, will constitute full, true and plain disclosure of all material facts relating to the Company and its subsidiaries considered as one enterprise and the Offered Shares and did not and will not include a misrepresentation, and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that for clauses (E) and (F) above, the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, any of the Prospectuses or any Supplementary Material (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by (i) NOVA specifically for inclusion in such material (or any amendment or supplement thereto) relating to NOVA and its subsidiaries or (ii) the Representatives on behalf of any Underwriter specifically for inclusion in such material (or any amendment or supplement thereto) relating to the Underwriters.

(d)	Each document filed or to be filed with the Qualifying Authorities and incorporated by reference in the Canadian Prospectus complied or will comply when so filed in all material respects with applicable Canadian Securities Laws and none of such documents contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or are made, not misleading; and the documents incorporated or deemed to be incorporated by reference in the Registration Statement, the U.S. Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and none of such documents contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or are made, not misleading.

(e)	There are no reports or other information that, in accordance with the requirements of the Qualifying Authorities, must be made publicly available in connection with the offering of the Offered Shares that have not been made publicly available as required; there are no documents required to be filed with the Qualifying Authorities in connection with the Canadian Prospectus that have not been filed as required; there are no contracts, documents or other materials required to be described or referred to in the Registration Statement, or the Prospectuses which would have to be filed or incorporated by reference as exhibits to the Registration Statement, that are not described, referred to or filed or incorporated by reference as required and, in the case of those documents filed, delivered to the Underwriters.

(f)	Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectuses, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labour dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectuses, except where such event has not had or would not have a Material Adverse Effect (as defined herein); and, since the respective dates as of which information is given in the Registration Statement and the Prospectuses, there has not been any change in the share capital or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”), otherwise than as set forth or contemplated in the Prospectuses.

(g)	The Company or one of its subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it and that is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectuses or such as do not individually or in the aggregate materially affect the value of such property and do not individually or in the aggregate interfere with the use made and proposed to be made of such property by the Company or its subsidiaries; and any real property and buildings, that are material to the business of the Company and its subsidiaries, taken as a whole, held under lease by the Company or one of its subsidiaries is held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or its subsidiaries.

(h)	Each subsidiary of the Company, as that term is defined in Rule 1-02 of Regulation S-X under the Act (“Rule 1-02”), that is a “significant subsidiary” of the Company (as such term is defined in Rule 1-02) (each a “Significant Subsidiary” and, collectively, the “Subsidiaries”) is listed in Schedule B to this Agreement.

(i)	Each of the Company and its Subsidiaries has been duly incorporated, amalgamated or continued, as the case may be, has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, amalgamation or continuance with the power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectuses, and has been duly qualified as an extra-provincial or foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no liability or disability by reason of the failure to be so qualified in any such jurisdiction, except where such failure to be so qualified would not have a Material Adverse Effect.

(j)	The Company has an authorized capitalization as set forth in the Prospectuses, and all of the issued shares in the capital of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; as of the Closing Time, the Offered Shares will be duly and validly authorized and issued as fully paid and non-assessable Common Shares and all of the issued and outstanding shares of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company in the percentages set forth on Schedule B hereto, free and clear of all liens, encumbrances, equities or claims and there are no restrictions on transfers of the Common Shares, subsequent to their issue, under the laws of Canada or of the United States.

(k)	The Company has the corporate power and capacity to execute, deliver and perform its obligations under this Agreement and the Share Purchase Agreement. This Agreement and the Share Purchase Agreement have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforcement hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought and subject to the fact that rights of indemnity and contribution may be limited by applicable law.

(l)	Other than as provided under section 8.1 of the Registration Rights Agreement, the holders of the outstanding Common Shares or any other securities of the Company are not entitled to any preemptive or other rights to subscribe for Common Shares and the sale of the Offered Shares will not be subject to any preemptive or other rights to subscribe for any securities of the Company. Except as provided under the Registration Rights Agreement, holders of securities of the Company have no right to require the Company to file a registration statement under the Act or a prospectus under Canadian Securities Laws with respect to any securities of the Company or to require the Company to include such securities with the Offered Shares registered pursuant to the Registration Statement or qualified under the Canadian Prospectus.

(m)	All of the outstanding Common Shares are, and at the Closing Time the Offered Shares will be, duly listed, and admitted and authorized for trading, on the Toronto Stock Exchange and the Nasdaq National Market.

(n)	Neither the sale and delivery of the Offered Shares, the compliance by the Company with the provisions of this Agreement, nor the consummation of any other of the transactions contemplated herein, including the Reorganization Transaction and the Repurchase Transaction, nor the fulfilment of the terms hereof will (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (except for such conflicts, breaches, violations or defaults which would not result in a Material Adverse Effect), (ii) result in any violation of the provisions of the Articles of Continuance or By-laws, as amended, of the Company or (iii) contravene any statute or any order, rule or regulation of any court, central bank, stock exchange or governmental agency or body (“Governmental Agency”) having jurisdiction over the Company or any of its subsidiaries or any of their properties that would have a Material Adverse Effect; and no consent, approval, authorization, order, registration, clearance or qualification (“Governmental Authorization”) of or with any such Governmental Agency is required for the issue and sale of the Offered Shares or the consummation by the Company of the transactions contemplated by this Agreement, including the Reorganization Transaction or the Repurchase Transaction, except for the filing of the Prospectuses in respect of the Offered Shares under Canadian Securities Laws and the Repurchase Relief to be granted under Canadian Securities Laws, the registration under the Act of the Offered Shares and such Governmental Authorizations as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Offered Shares by the Underwriters.

(o)	Neither the Company nor any of its Subsidiaries is (A) in violation of its Articles of Continuance or By-laws (or other constating instrument, as applicable) or (B) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound (except, in the case of clause (B) above, for such defaults which would not result in a Material Adverse Effect).

(p)	The statements set forth in the Canadian Prospectus under the headings “Description of Share Capital”, “Certain Income Tax Considerations”, “Plan of Distribution”, “Eligibility for Investment” and “Purchasers’ Statutory Rights” and in the Registration Statement under the heading “Indemnification of Directors and Officers”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are a fair summary of such terms and provisions and insofar as such statements constitute legal considerations, are accurate and correct in all material respects.

(q)	Except as disclosed in the Prospectuses or as would not individually or in the aggregate have a Material Adverse Effect (A) the Company and its subsidiaries are each in compliance with all applicable Environmental Laws (as defined herein), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened Environmental Claims (as defined herein) against the Company or any of its subsidiaries, and (D) to the knowledge of the Company, there are no circumstances with respect to any property or operations of the Company or its subsidiaries that could reasonably be anticipated to form the basis of an Environmental Claim against the Company or its subsidiaries. In addition, based upon the Company’s reviews, conducted in the ordinary course of its business, of the effect of Environmental Laws on the business and operations of the Company and its subsidiaries, the Company has reasonably concluded that, except as disclosed in the Prospectuses, the costs and liabilities under Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, remediation, closure of properties or compliance with Environmental

Laws or any permit, license or approval, any related constraints on operating activities and potential liabilities to third parties) would not, singularly or in the aggregate, have a Material Adverse Effect, or be required to be disclosed in the Prospectuses.

For purposes of this subsection, the following terms shall have the following meanings: “Environmental Law” means any Canadian, United States, Chilean, New Zealand or Trinidad (or other applicable jurisdiction’s) federal, provincial, state, local or municipal statute, law, rule, regulation, ordinance, code, or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. “Environmental Claim” means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, lien, notice of non-compliance or violation, investigation or proceeding relating in any way to any Environmental Law.

(r)	Other than as set forth in the Prospectuses, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others.

(s)	The Company is not and, after giving effect to the offering and sale of the Offered Shares, will not be an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

(t)	The Company and each of its subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders and other concessions of and from all Governmental Agencies (collectively, “Permits”) that are necessary to own or lease their properties and conduct their businesses as described in the Prospectuses, except where the failure to obtain such Permit would not have a Material Adverse Effect.

(u)	The Company or one of its subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by the Company and its subsidiaries, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavourable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

(v)	Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or, except as permitted by this Agreement, facilitate the sale or resale of the Offered Shares.

(w)	KPMG LLP, who have audited and reported on certain annual consolidated financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations thereunder and are independent with respect to the Company within the meaning of the Canada Business Corporations Act and Canadian Securities Laws.

(x)	The consolidated financial statements included in the Prospectuses, together with the related schedules, if any, and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the consolidated statements of income and retained earnings and cash flows of the Company and its consolidated subsidiaries for the periods specified; such financial statements have been prepared in accordance with generally accepted accounting principles in Canada (“Canadian GAAP”) applied on a consistent basis throughout the periods involved and, except for the interim consolidated financial statements included in the Prospectuses, have been reconciled to generally accepted accounting principles in the United States of America (“U.S. GAAP”) in accordance with Item 18 of Form 20-F under the Exchange Act.

(y)	No labour dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labour disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(z)	Except as disclosed in the Prospectuses, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any officer, director, employee, insider or any other person not dealing at arm’s length with the Company which is required to be disclosed under the Act or applicable Canadian Securities Laws.

(aa)	Neither the Company nor any of its subsidiaries has conducted any transactions with the government of Cuba, Libya, Iran, Iraq, Sudan, Angola, North Korea, Syria, or Myanmar (Burma) (the “Prohibited Countries”) or with any person or entity located in any of the Prohibited Countries.

(bb)	CIBC Mellon Trust Company at its principal offices in the cities of Toronto and Vancouver has been duly appointed as the registrar and transfer agent in respect of the Common Shares.

(cc)	The French language version of the Canadian Prospectus, including the financial statements and other financial data contained therein, is in all material respects a complete and proper translation of the English language versions thereof, and is not susceptible of any materially different interpretation with respect to any material matter contained therein.

     Any certificate signed by any officer of the Company and delivered to the Representatives or a Selling Shareholder or counsel for the Underwriters or the Selling Shareholders in connection with the offering of the Offered Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter or to each Selling Shareholder, as the case may be.

2.	Representations and Warranties of the Selling Shareholders. Each of the Selling Shareholders represents and warrants to, and agrees with, the Company and each Underwriter as set forth below in this Section 2.

(a)	Each Selling Shareholder is duly incorporated and organized and is validly existing under the laws of the Province of Alberta and has all requisite corporate power and authority to own or lease its properties and assets, to carry on its business and to sell and deliver the Offered Shares to be sold by it hereunder.

(b)	Neither Selling Shareholder is selling the Offered Shares to be sold by it hereunder based on information that it holds that has not otherwise been made publicly available, which, if such information was made publicly available, could reasonably have a material impact on the price or value of the Common Shares.

(c)	Each Selling Shareholder has the corporate power and capacity to execute, deliver and perform its obligations under this Agreement and the Share Purchase Agreement. This Agreement and the Share Purchase Agreement have been duly authorized, executed and delivered by each Selling Shareholder and constitute legal, valid and binding obligations of each Selling Shareholder enforceable against them in accordance with their respective terms, except as enforcement hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought and subject to the fact that rights of indemnity and contribution may be limited by applicable law.

(d)	Neither the sale or delivery of the Offered Shares, nor the consummation of the Reorganization Transaction, the Repurchase Transaction or any other of the transactions contemplated herein, nor the fulfilment of the terms hereof will (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either Selling Shareholder or any of their respective subsidiaries is a party or by which either Selling Shareholder or any of their respective subsidiaries is bound or to which any of the property or assets of either Selling Shareholder or any of their respective subsidiaries is subject, (ii) result in any violation of the articles, by-laws or other constating documents of either Selling Shareholder, (iii) contravene any statute or any order, rule or regulation of any Governmental Agency having jurisdiction over either Selling Shareholder or any of their respective subsidiaries or over the properties or assets of either Selling Shareholder or their respective subsidiaries; and no Governmental Authorization of or with any such Governmental Agency is required for the issue and sale of the Offered Shares or the consummation by the Selling Shareholders of the Reorganization Transaction, the Repurchase Transaction or any of the other transactions contemplated by this Agreement, except for the filing of the Prospectuses in respect of the Offered Shares under Canadian Securities Laws and the Repurchase Relief to be granted under Canadian Securities Laws, the registration under the Act of the Offered Shares and such Governmental Authorizations as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Shares by the Underwriters.

(e)	(A) Each Selling Shareholder, directly or indirectly, has, and on the Closing Date, will directly have, valid marketable title to a number of Common Shares equivalent to the number of Offered Shares to be sold by it, free and clear of any hypothec, lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction on transfer of any kind; (B) each Selling Shareholder has the full right, power and authority to sell, assign and transfer a number of Common Shares equivalent to the number of Offered Shares to be sold by it to the Underwriters; and (C) upon the delivery of the Offered Shares, the holders thereof will obtain good and marketable title to such Offered Shares, free and clear of any hypothec, lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction on transfer of any kind.

(f)	Neither Selling Shareholder nor any of their respective subsidiaries has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or, except as permitted by this Agreement, facilitate the sale or resale of the Offered Shares.

(g)	Neither Selling Shareholder nor any of their respective subsidiaries has conducted any transactions with the government of any Prohibited Country or with any person or entity located in any of the Prohibited Countries. The net proceeds from the sale of the Offered Shares (as described in the Prospectus under the caption “Use of Proceeds”) have not been and will not be, directly or indirectly, invested in or committed to any business activities in any of the Prohibited Countries.

(h)	Other than as contemplated by this Agreement, there is no broker, finder, agent or other party that is entitled to receive from either Selling Shareholder any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, and in the event that any such person acting for and on behalf of or representing a Selling Shareholder would be entitled to receive any such fee from the Underwriters by operation of law, the Selling Shareholders jointly and severally agree to indemnify and hold harmless each Underwriter from such fee and as well as from any costs and expenses reasonably incurred in respect thereof.

(i)	The information relating to NOVA and its subsidiaries contained in the Prospectuses and any Supplementary Material, together with any amendments or supplements thereto, on its date and, on the Closing Date, constituted and will constitute full, true and plain disclosure of all material facts relating thereto and did not and will not include any misrepresentation, and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading. Neither the Registration Statement, nor any amendment or supplement thereto when they will have become effective and on the Closing Date, will contain an untrue statement of a material fact relating to NOVA and its subsidiaries or omit to state a material fact relating thereto required to be stated therein or necessary in order to make the statements therein not misleading.

(j)	No withholding tax imposed under the federal laws of Canada or the laws of the Province of Alberta will be payable in respect of the payment of the Underwriting Fee by the Selling Shareholders to an Underwriter that is not resident in Canada for the purposes of the Income Tax Act (Canada), provided that such Underwriter deals at arm’s length with the Selling Shareholders (as such term is understood for the purposes of the Income Tax Act (Canada)), such Underwriting Fee is payable in respect of services rendered by such Underwriter wholly outside of Canada that are performed in the ordinary course of business carried on by the Underwriter that includes the performance of such services for a fee and the amount of such Underwriting Fee is reasonable in the circumstances.

(k)	No goods and services tax imposed under the federal laws of Canada will be payable by a Selling Shareholder in respect of the payment of the Underwriting Fee to an Underwriter that is not resident in Canada, provided that such Underwriting Fee is in respect of services performed by such Underwriter wholly outside of Canada.

(l)	No stamp duty, documentary taxes or similar taxes are payable by the Company under the federal laws of Canada or the laws of the Province of Alberta in connection with the sale and delivery of the Offered Shares pursuant to this Agreement by either Selling Shareholder.

     Any certificate signed by any officer of a Selling Shareholder and delivered to the Representatives or to the Company or counsel for the Underwriters or for the Company in connection with the offering of the Offered Shares shall be deemed a representation and warranty by the Selling Shareholder, as to matters covered thereby, to each Underwriter or to the Company, as the case may be.

3.	Purchase and Sale.

(a)	Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth NPL agrees to sell and deliver 37,946,876 Offered Shares, and the Underwriters agree, severally and not jointly, to purchase all, but not less than all, of the Offered Shares, in the respective percentages set forth opposite each Underwriter’s name in Schedule A hereto, at a purchase price of Cdn$13.30 per Offered Share in the case of Offered Shares sold by the Underwriters in Canadian dollars and a purchase price of US$9.85 per Offered Share in the case of Offered Shares sold by the Underwriters in U.S. dollars (collectively the “Purchase Price”), to be paid in the manner described in Section 4.

(b)	For greater certainty, it is the intention of the parties that the Offered Shares to be delivered and sold by each Selling Shareholder pursuant to the terms of this Agreement shall be Common Shares that will be issued to NOVA and NPL following the date of this Agreement and prior to the Closing Date, pursuant to a series of transactions to be entered into among NOVA, NPL and the Company (the “Reorganization Transaction”). In the event that the Reorganization Transaction is not completed on or before the Closing Date, in order to meet their respective obligations hereunder, each Selling Shareholder shall be entitled to sell Common Shares otherwise acquired by them, including any Common Shares owned by them on the date hereof. Nothing in this Agreement shall be construed so as to preclude a Selling Shareholder from dealing in any way with the Common Shares held by it between the date of this Agreement and the Closing Date, including without limitation, a disposition of its currently owned Common Shares pursuant to the Reorganization Transaction.

(c)	In consideration for the Underwriters’ agreement to purchase the Offered Shares, and in consideration for their services hereunder, NOVA, on its own behalf and on behalf of NPL, shall pay to the Representatives, for the account of the Underwriters, a fee of Cdn$0.532 per Offered Share in the case of Offered Shares sold by the Underwriters in Canadian dollars and a fee of US$0.394 per Offered

Share in the case of Offered Shares sold by the Underwriters in U.S. dollars (collectively, the “Underwriting Fee”).

4.	Delivery and Payment.

(a)	Delivery of and payment for the Offered Shares hereof shall be made at 6:00 a.m. (Vancouver time) on June 5, 2003, or at such time on such later date not more than three Business Days after the foregoing date as the Underwriters shall designate, which date and time may be postponed by agreement between the Underwriters, the Selling Shareholders and the Company or as provided in Section 10 hereof, provided that such date shall not in any event be later than July 5, 2003 (such date and Closing Date and payment for the Offered Shares being herein called the “Closing Date”).

(b)	Delivery of the Offered Shares shall be made to the Representatives for the respective accounts of the Underwriters against payment through the Representatives of the Canadian and U.S. dollar amounts representing the Purchase Price to NOVA by electronic funds transfers, wire transfers, or through the facilities of The Depository Trust Company and/or The Canadian Depository for Securities Ltd., at the option of the Representatives, payable in same-day funds to the accounts specified by NOVA. It is understood that (i) NPL has authorized NOVA, for its own account, to accept delivery of, and provide a receipt for, the purchase price for the Offered Shares, and (ii) each Underwriter has authorized the Representatives, for its account, to accept delivery of, provide a receipt for, and make payment of the purchase price for, the Offered Shares which it has agreed to purchase. The Representatives, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Offered Shares to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(c)	At the Closing Time, delivery of the Offered Shares by the Selling Shareholders shall be made through the facilities of The Depository Trust Company and/or The Canadian Depository for Securities Ltd., or, in the event not practicable, the Selling Shareholders shall duly and validly deliver to the Underwriters one or more definitive share certificate(s) representing the Offered Shares to be sold by them hereunder, endorsed in such name or names as the Representatives will direct the Selling Shareholders in writing not less than 24 hours prior to such Closing Time. The Company and the Selling

Shareholders shall, prior to the Closing Time, make all necessary arrangements for the exchange of such definitive certificate(s), at the principal offices of CIBC Mellon Trust Company in the City of Vancouver for one or more global share certificates representing the Offered Shares registered in the name of The Canadian Depository for Securities Ltd. or The Depository Trust Company or such other names as shall be designated by the Underwriters not less than 24 hours prior to the Closing Time. NOVA shall pay all fees and expenses payable to CIBC Mellon Trust Company in connection with the preparation, delivery, certification and exchange of the definitive share certificates contemplated by this paragraph and the fees and expenses payable to or incurred by CIBC Mellon Trust Company in connection with the initial or additional transfers as may be required in the course of the distribution of the Offered Shares. For greater certainty, the Company shall not be entitled to receive any portion of the purchase price of any Offered Shares to be paid by the Underwriters hereunder.

(d)	Concurrently with the payment by the Representatives of the purchase price for the Offered Shares, NOVA, on its own behalf and on behalf of NPL, shall pay to the Underwriters the Canadian and U.S. dollar amounts representing the Underwriting Fee with respect to the Offered Shares, through and as requested by the Representatives, by certified cheques, bank drafts, wire transfers, or through the facilities of The Depository Trust Company and/or The Canadian Depository for Securities Ltd., at the option of the Representatives, payable in same-day funds to the accounts specified by the Representatives.

5.	Offering by Underwriters. It is understood that the Underwriters propose to offer the Offered Shares for sale to the public as set forth in the Canadian Prospectus and U.S. Prospectus. The Representatives shall give prompt written notice, on behalf of the Underwriters, to the Company when, in the opinion of the Underwriters, they have ceased distribution to the public of the Offered Shares. Such notice will specify the total proceeds realized in each of the Provinces of Canada from such distribution.

6.	Agreements.

(a)	Prior to the filing of each of the Registration Statement and the Prospectuses, the Company shall permit the Underwriters to participate fully in the preparation of such documents and shall allow the Underwriters to conduct all due diligence investigation which they reasonably require in order to fulfil their obligations as underwriters under the Canadian Securities Laws and the Act, including in order to enable them responsibly to execute the certificates in the Prospectuses required to be executed by them.

(b)	Contemporaneously with, or immediately prior to, the filing of the Canadian Prospectus, the Company shall deliver to the Underwriters, without charge, in Vancouver: (i) a copy of the Canadian Prospectus, including all documents incorporated by reference, in each of the English and French language, as applicable, signed and certified as required by the Canadian Securities Laws in the Qualifying Provinces; (ii) a copy of any other document filed by the Company under the Canadian Securities Laws; (iii) opinions of McCarthy Tétrault LLP, Canadian counsel to the Company, dated, in the case of the Canadian Preliminary Prospectus, as of the date of the Canadian Preliminary Prospectus and, in the case of the Canadian Final Prospectus, as of the date of the Canadian Final Prospectus, in form and substance satisfactory to the Underwriters, addressed to the Company, the Selling Shareholder, its Canadian counsel, the Underwriters and their Canadian counsel, to the effect that the French language version of the Canadian Preliminary Prospectus or the Canadian Final Prospectus, as the case may be, including all documents incorporated by reference, except for the unaudited financial statements and audited financial statements of the Company, the schedules and notes thereto and the related auditors’ report on such statements as well as the other financial information forming part of the management’s discussion and analysis of financial condition and result of operations included in the documents incorporated by reference (collectively, “Financial Information”) as to which no opinion need be expressed by such counsel, is in all material respects a complete and accurate translation of the English language version thereof; (iv) an opinion of KPMG LLP dated, in the case of the Canadian Preliminary Prospectus, as of the date of the Canadian Preliminary Prospectus and, in the case of the Canadian Final Prospectus, as of the date of the Canadian Final Prospectus, in form and substance satisfactory to the Underwriters, addressed to the Underwriters, the Company, the Selling Shareholders and their respective Canadian counsel, to the effect that the French language version of the Financial Information contained in the Preliminary Canadian Prospectus or the Canadian Final Prospectus, as the case may be is, in all material respects, a complete and proper translation of the English language version thereof; and (v) a “long-form” comfort letter of KPMG LLP, dated as of the date of the Canadian Final Prospectus (with the requisite procedures to be completed by such auditors no later than two Business Days prior to the date of the Canadian Final Prospectus), addressed to the

Underwriters, the Selling Shareholders and the directors of the Company, in form and substance satisfactory to the Underwriters, with respect to certain financial and accounting information relating to the Company in the Canadian Final Prospectus, including all documents incorporated by reference into the Canadian Final Prospectus and the auditors’ comfort letters addressed to the Qualifying Authorities in the Qualifying Provinces. The deliveries set forth in (i) and (ii) above shall also constitute the Company’s consent to the Underwriters’ use of the Canadian Prospectus for the distribution of the Offered Shares in the Qualifying Provinces in compliance with the provisions of this Agreement and the Canadian Securities Laws.

(c)	During the period from the date of this Agreement to the date of completion of the distribution of the Offered Shares, the Company will notify the Underwriters and the Selling Shareholders promptly, and confirm the notice in writing, (i) when any amendment to the Registration Statement shall have been filed with the Commission or shall have become effective, and when any amended Canadian Prospectus, U.S. Prospectus or any Supplementary Material shall have been filed, in which case the Company shall deliver to the Underwriters all signed and certified copies of such amendment in the English and French languages, as applicable, along with all documents similar to those referred to in Section 6(b)(i), (ii), (iii) and (iv); (ii) of the receipt of any comments from any Qualifying Authority or the Commission; (iii) of any request by any Qualifying Authority to amend or supplement the Canadian Prospectus or for additional information or of any request by the Commission to amend the Registration Statement or to amend or supplement the U.S. Prospectus or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order from any Qualifying Authority preventing or suspending the use of the Canadian Prospectus; or of the prevention or suspension of the qualification of the Offered Shares for offer or sale in any jurisdiction, or of the institution or threatening of any proceeding for that purpose; and (v) of the issuance by any Qualifying Authority or any stock exchange or any court of any order having the effect of ceasing or suspending the distribution of the Offered Shares or the trading in the Common Shares of the Company, or of the institution or threatening of any proceeding for any such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use or such order ceasing or suspending the distribution of the Offered Shares or the trading in the Common Shares of the Company and, if any such order is issued, to obtain as soon as possible the withdrawal thereof.

(d)	During the period from the date of this Agreement to the date of completion of the distribution of the Offered Shares, the Company will give the Underwriters and the Selling Shareholders notice of its intention to file or prepare any amendment to the Registration Statement, any amendment or supplement to the Canadian Prospectus or any amendment, supplement or revision to any of the prospectuses included in the Registration Statement and any Supplementary Material, or any documents incorporated therein, whether pursuant to the Act, the Exchange Act, Canadian Securities Laws or otherwise, will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

(e)	As soon as practicable, the Company will make generally available to its security holders and to the Underwriters an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(f)	The Company and the Selling Shareholders will furnish to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including any exhibits thereto) and so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many commercial copies of each Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus and the Canadian Final Prospectus and the U.S. Prospectus and any amendment or supplement thereto as the Underwriters may reasonably request, including any amendment pursuant to Section 6(m) of this Agreement.

(g)	The Company will arrange, if necessary, for the qualification of the Offered Shares for distribution under the laws of such jurisdictions as the Underwriters may designate and will maintain such qualifications in effect so long as required for the distribution of the Offered Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Offered Shares in any jurisdiction where it is not now so subject. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Offered Shares for investment under the laws of such jurisdictions as the Underwriters may reasonably request.

(h)	The Company will not, without the prior written consent of the Representatives, which consent shall not be unreasonably withheld, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any of its subsidiaries or any person acting on behalf of the Company or any of its subsidiaries, directly or indirectly, any Common Shares or rights thereto including: (i) the filing (or participation in the filing) of (A) any preliminary prospectus or prospectus under Canadian Securities Laws, (B) any registration statement with the Commission, and (C) any offering memorandum or other offering document, and (ii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, in respect of any Common Shares or any securities convertible into, or exercisable, or exchangeable for, Common Shares; or publicly announce an intention to effect any such transaction, for a period from the date of this Agreement until 90 days after the Closing Date (the “Lock-Up Period”), provided, however, that the Company may (iii) grant stock options, award restricted share units and deferred shares units and issue and sell Common Shares pursuant to any director, officer or employee stock compensation, stock option or stock ownership plans of the Company in effect at the Execution Time; (iv) issue Common Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time; (v) complete the Reorganization Transaction; and (vi) purchase Common Shares, directly or indirectly, as contemplated by the Repurchase Transaction.

(i)	The Selling Shareholders will not, without the prior written consent of the Representatives, which consent shall not be unreasonably withheld, offer, sell, contract to sell, hypothecate, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Selling Shareholders or any entity controlled directly or indirectly by them), directly or indirectly of any Common Shares or rights thereto including: (i) the filing (or participation in the filing) of (A) any preliminary prospectus or prospectus under Canadian Securities Laws, (B) any registration statement with the Commission, and (C) any offering memorandum or other offering document, and (ii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, in respect of any Common Shares or any securities convertible into, or exercisable, or exchangeable for, Common Shares; or publicly announce an intention to effect any such transaction (collectively, “Restricted Activities”), for the duration of the Lock-Up Period, provided, however, that the Selling Shareholders (iii) may complete the Reorganization Transaction; (iv) may (and shall) sell the Offered Shares as contemplated hereunder; and (v) may sell the Common Shares to be sold by them, directly or indirectly, as contemplated by and pursuant to the Repurchase Transaction.

(j)	The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares.

(k)	NOVA, on behalf of the Selling Shareholders, agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Qualifying Authorities and the Commission, as the case may be, of the Registration Statement (including financial statements and exhibits thereto), the Company Form F-X, the Prospectuses and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of such documents, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Offered Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Offered Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Offered Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Offered Shares; (v) the listing of the Offered Shares on the Toronto Stock Exchange and on the Nasdaq National Market; (vi) any registration or qualification of the Offered Shares for offer and sale under the Offered Shares or blue sky laws of the several States (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of

Securities Dealers, Inc. (“NASD”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the fees and expenses of the Company’s accountants, the fees and expenses of the Company’s financial advisors, and the fees and expenses of counsel (including local and special counsel) for the Company; and (ix) all other costs and expenses incident to the performance by the Selling Shareholders and the Company of their respective obligations hereunder.

(l)	For a period of three years after the Closing Date, the Company shall furnish to the Representatives, the Selling Shareholders and, upon request, to each Underwriter, copies of all reports filed with the Commission on Forms 40-F, 20-F and 6-K, as applicable, or such similar forms as may be designated by the Commission, annual information forms, management proxy circulars and such other documents as shall be furnished by the Company to its shareholders generally (collectively, the “Filings”), except for all such Filings filed by the Company with the Commission in electronic format on the Electronic Data Gathering, Analysis and Retrieval system.

(m)	During the period from the date of this Agreement to the date of completion of the distribution of the Offered Shares, the Company and the Selling Shareholders shall: (i) promptly notify the Underwriters in writing of (A) any material change (actual, anticipated, contemplated or threatened) in the business, affairs, operations, assets (in each case, financial or otherwise), liabilities (contingent or otherwise) or capital of the Company and its subsidiaries taken as a whole; (B) any material fact that has arisen or been discovered and would have been required to have been stated in the Canadian Prospectus and the U.S. Prospectus had the fact arisen or been discovered on, or prior to, the date of such Canadian Prospectus and U.S. Prospectus; (C) any event occurs as a result of which the Canadian Prospectus or the U.S. Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Canadian Prospectus or the U.S. Prospectus to comply with the Act, the Exchange Act, or Canadian Securities Laws or the respective rules thereunder; and (D) any change in any material fact (which for the purposes of this Agreement shall be deemed to include the disclosure of any previously undisclosed material fact) contained in the Canadian Prospectus and the U.S. Prospectus, including all documents incorporated by reference, which fact or change is, or may be, of such a nature as to render any statement in the Canadian Prospectus or the U.S. Prospectus misleading or untrue or which would result in any of such document not complying (to the extent that such compliance is required) with the Canadian Securities Laws, the Act or the Exchange Act, (ii) promptly, and in any event within any applicable time limitation, comply, to the satisfaction of the Underwriters, with all applicable filings and other requirements under the Canadian Securities Laws, the Act and the Exchange Act and as a result of such fact or change, and (iii) supply any amended Canadian Prospectus or U.S. Prospectus to the Underwriters in such quantities as the Underwriters may reasonably request. The Company and the Selling Shareholders shall in good faith discuss with the Underwriters any fact or change in circumstances (actual, anticipated, contemplated or threatened, financial or otherwise) which is of such a nature that there is reasonable doubt whether written notice need be given under this paragraph.

(n)	The Company, during the period when the U.S. Prospectus, is required to be delivered under the Act or the Exchange Act in respect of the offer and sale of the Offered Shares, will file all documents required to be filed by the Company with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.

(o)	The Company agrees to apply forthwith following the Execution Time for, and to use its best efforts to obtain (to the extent not already applied for or obtained) such exemptive relief from Canadian Securities Laws applicable in the Province of Alberta from the issuer bid requirements as is necessary or desirable to enable the Company and the Selling Shareholders to complete the Repurchase Transaction and the Reorganization Transaction (the “Repurchase Relief”). Forthwith following the Execution Time, the Company shall give notice, in compliance with Canadian Securities Laws, of a special meeting of the holders of Common Shares, to be held as soon as reasonably practical following the giving of such notice but in any event no later than July 15, 2003, for the purpose of obtaining the approval of the Repurchase Transaction (the “Repurchase Approval”). As soon as practical thereafter, the Company shall prepare and deliver, in accordance with Canadian Securities Laws, an information circular containing information regarding the Repurchase Transaction in sufficient detail to permit holders of the Common Shares to form a reasoned judgment whether to approve the Repurchase Transaction, including an opinion of a Canadian investment dealer as to the fairness, from a financial perspective, of the Repurchase Transaction, to the holders of Common Shares other than the Selling Shareholders.

(p)	In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions contemplated herein, the Selling Shareholders will deliver to the Representatives prior to or at the Closing Time a properly completed and executed United States Treasury Department Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

7.	Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Offered Shares shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company and the Selling Shareholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective obligations hereunder and to the following additional conditions:

(a)	As of the Closing Time, the Canadian Prospectus shall have been filed with the Qualifying Authorities and an MRRS Decision Document shall have been obtained from the Reviewing Authority evidencing issuance by each of the Qualifying Authorities of a receipt in respect of the Canadian Prospectus, and no order having the effect of ceasing or suspending the distribution of or the trading in the Common Shares or any other securities of the Company shall have been issued by any Qualifying Authority or any stock exchange and no proceedings for that purpose shall have been instituted or threatened by any Qualifying Authority or any stock exchange and any request for additional information shall have been complied with.

(b)	The Registration Statement, and any amendment thereto, shall have been filed with the Commission and shall have become effective under the Act on the Business Day prior to the Closing Date and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission and any request for additional information shall have been complied with.

(c)	McCarthy Tétrault LLP, Canadian counsel for the Company, shall have furnished to the Underwriters, their counsel, the Selling Shareholders and their counsel their written opinion dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

(i)	The Company has been duly continued and is validly existing as a corporation under the federal laws of Canada, with corporate power and authority to own its properties and conduct its business as described in the Canadian Prospectus and the U.S. Prospectus; the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

(ii)	The Company has an authorized capitalization as set forth in the Canadian Prospectus and the U.S. Prospectus and all of the issued and outstanding shares in the capital of the Company, including the Offered Shares, have been duly authorized and validly issued and are fully paid and non-assessable (such counsel being entitled to rely in respect of matters of fact upon certificates of the Company and the transfer agent of the Company);

(iii)	The Company has been extra-provincially registered or otherwise duly qualified as an extra-provincial or as a foreign corporation for the transaction of business under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both they and the Underwriters are justified in relying upon such opinions);

(iv)	To such counsel’s knowledge, based solely upon documents provided to such counsel by the Company and conferences with officers and other representatives of the Company in connection with the offering of the Offered Shares, and other than as set forth in the Prospectuses, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which are of a character required by the Canadian Securities Laws to be described or referred to in the Canadian Prospectus or the U.S. Prospectus,

and no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others;

(v)	Each of this Agreement and the Share Purchase Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms;

(vi)	The compliance by the Company with all of the provisions of this Agreement and the consummation by the Company of the transactions herein contemplated, including the Repurchase Transaction, will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any of the agreements or instruments set forth in the Company’s officer’s certificate prepared in support of such counsel’s opinion, (B) result in any violation of the provisions of the Articles of Continuance or the By-laws, as amended of the Company or (C) contravene any federal, provincial or local law, rule or regulation of the Province of British Columbia or Canada applicable to the transactions contemplated by the issue and sale of the Offered Shares or the provisions of this Agreement or, to the best of such counsel’s knowledge, any order applicable to the Company of any court or of any other governmental body or instrumentality having jurisdiction over it or any of its property that would have a Material Adverse Effect (it being understood that for the purpose of the opinion in this clause (C), such counsel is not passing upon compliance with respect to antifraud or similar provisions of any Canadian Securities Laws applicable therein);

(vii)	No Governmental Authorization of or with any Governmental Agency in Canada is required for the issue and sale of the Offered Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained;

(viii)	To such counsel’s knowledge, the Company is not in violation of its constating documents or in default in the performance or observance of any material obligation, covenant or condition contained in any of the agreements or instruments set forth in the Company’s officer’s certificate prepared in support of such counsel’s opinion;

(ix)	To such counsel’s knowledge, all descriptions in the Canadian Prospectus and the U.S. Prospectus of contracts, agreements, arrangements and other documents to which the Company or its subsidiaries are a party are correct in all material respects;

(x)	The information in the Registration Statement under “Part II — Indemnification of Directors and Officers” and the statements set forth in the Canadian Prospectus under the captions “Eligibility for Investment” and “Purchasers Statutory Rights” and the statements set for in the Canadian Prospectus and the U.S. Prospectus under the captions “Risk Factors — Because we are a Canadian company...” and “Tax Considerations — Certain Canadian Federal Income Tax Considerations”, insofar as they purport to describe the provisions of the laws of the Province of British Columbia or the federal laws of Canada applicable therein, and under the captions “Plan of Distribution” and “Description of Share Capital” have been reviewed by such counsel and, to the extent that such statements constitute matters of law or legal conclusions, such statements fairly present the information disclosed therein and, insofar as such statements purport to describe the provisions of laws or documents referred to therein, such statements are correct in all material respects;

(xi)	Insofar as matters of the laws of the Province of British Columbia and the federal laws of Canada applicable therein are concerned, the Registration Statement, and the filing of the Registration Statement with the Commission have been duly authorized by and on behalf of the Company; and the Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company;

(xii)	The Company is a “reporting issuer” under Canadian Securities Legislation in each of the Qualifying Provinces (where such notion exists), and is not on the list of defaulting issuers maintained under such legislation; and the Company meets the general requirements to use a short form prospectus under National Instrument 44-101-Short Form Prospectus Distributions;

(xiii)	To such counsel’s knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments that in accordance with the requirements of the Qualifying Authority are required to be made publicly available in connection with the offering of the Offered Shares that have not been made publicly available as would be required; and there are no documents required to be filed with the Qualifying Authority in connection with the offering of the Offered Shares that have not been filed as required;

(xiv)	The Canadian Prospectus (including the documents incorporated by reference, but excluding the financial statements and other financial data included or incorporated therein or omitted therefrom, as to which such counsel need express no opinion) each appear on their face to be appropriately responsive as to form in all material respects to the requirements of Canadian Securities Laws as interpreted and applied by the Qualifying Authorities;

(xv)	The Common Shares are listed on the Toronto Stock Exchange and admitted for trading on the Nasdaq National Market;

(xvi)	To such counsel’s knowledge, after due inquiry, no order having the effect of ceasing or suspending the distribution or trading of the Common Shares has been issued by the Qualifying Authorities, the Toronto Stock Exchange or any court and no proceedings for that purpose have been instituted or threatened;

(xvii)	An MRRS Decision Document for the Canadian Prospectus has been obtained from the Reviewing Authority and the Reviewing Authority has not revoked such MRRS Decision Document or receipt; there are no other documents, reports or other information that in accordance with the requirements of the Qualifying Authorities must be filed or made publicly available in connection with the offering of the Offered Shares;

(xviii)	CIBC Mellon Trust Company has been duly appointed as the registrar and transfer agent in Canada in respect of the Common Shares;

(xix)	The Offered Shares are eligible investments as described under the heading “Eligibility for Investment” in the Canadian Prospectus; and

(xx)	For the purposes of the Income Tax Act (Canada), the Offered Shares, as of the date of issue, are qualified investments under the Income Tax Act (Canada) and the Regulations thereunder for a trust governed by a registered retirement savings plan, registered retirement income fund, a deferred profit sharing plan or a registered educations savings plan; and as of the date of issue, the Offered Shares will not constitute “foreign property” for the purposes of Part XI of the Income Tax Act (Canada).

Such written opinion shall additionally state that such counsel has participated in the preparation of the Registration Statement and the Prospectuses and in conferences with officers and other representatives of the Company, representatives of the independent chartered accountants for the Company, officers and other representatives of the Selling Shareholders, and representatives of the Underwriters, at which the contents of the Registration Statement and the Prospectuses, and related matters were discussed and, although they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses, except for those referred to in the opinion in subsection (x) of this Section 7(c), such counsel has no reason to believe that, as of their effective dates, the Registration Statement or any further amendment thereto made by the Company prior to the Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of their dates, the Prospectuses or any further amendment or supplement thereto made by the Company prior to the Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the Closing Date, the Prospectuses or any further amendment or supplement thereto made by the Company prior to the Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the Provinces of British Columbia, Alberta, Ontario and Quebec and the federal laws of Canada applicable therein, upon opinions of local counsel, who shall be counsel satisfactory to counsel for the Underwriters, in which case the opinion shall state that they believe the Underwriters and they are entitled to rely upon such opinions of local counsel. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials; provided that such certificates have been delivered to the Underwriters. Such opinion may be subject to assumptions, qualifications and limitations as are reasonable and customary in legal opinions of this type and as shall be satisfactory to counsel for the Underwriters but shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions.

(d)	Fried, Frank, Harris, Shriver & Jacobson, U.S. counsel for the Company, shall have furnished to the Underwriters, their counsel, the Selling Shareholders and their counsel, their written opinion dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

(i)	The Registration Statement is effective under the Act, the Company Form F-X was filed with the Commission prior to the effectiveness of the Registration Statement; and no stop order suspending the effectiveness of the Registration Statement has been issued and, no proceedings for that purpose have been instituted or are pending or threatened under the Act;

(ii)	The Registration Statement and the U.S. Prospectus and any further amendments and supplements thereto made by the Company prior to the Closing Date (other than the financial statements, notes and schedules and the financial or accounting data included therein or omitted therefrom, as to which such counsel need express no opinion) appear on their face to be responsive as to form in all material respects with the requirements of the Act;

(iii)	The Company Form F-X, as of its date, appears on its face to be responsive as to form in all material respects with the requirements of the Act;

(iv)	No consent, approval, authorization, order, registration, clearance or qualification of or with any Governmental Agency of the United States or the State of New York is required for the issue and sale of the Offered Shares or the consummation by the Company of the transactions contemplated by this Agreement (other than the Reorganization Transaction or the Repurchase Transaction), except such as have been obtained under the Act and such consents, approvals, authorizations, orders, registrations, clearances or qualifications as may be required under state securities or blue sky laws or by requirements of the National Association of Securities Dealers, Inc. in connection with the purchase and distribution of the Offered Shares by the Underwriters;

(v)	The statements set forth in the U.S. Prospectus, as amended or supplemented, under the captions “Certain Income Tax Considerations —United States Federal Income Tax Considerations”, insofar as such statements purport to summarize the provisions of the laws and documents referred to therein, fairly summarize the matters referred to therein;

(vi)	The Company is not an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended; and

(vii)	Under the laws of the State of New York relating to personal jurisdiction, the Company has, pursuant to Section 13 of this Agreement, validly submitted to the personal jurisdiction of any state or federal court located in the Borough of Manhattan, The City of New York, New York (each a “New York Court”) in any action arising out of or relating to this Agreement or the transactions contemplated hereby, and has validly appointed the CT Corporation System as its authorized agent for the purpose described in Section 13 of this Agreement; and service of process effected on such agent in the manner set forth in Section 13 of this Agreement will be effective to confer valid personal jurisdiction over the Company.

(e)	Philippi, Yrarrazaval, Pulido & Brunner, special Chilean counsel for the Company, shall have furnished to the Underwriters, their counsel, the Selling Shareholders and their counsel their written opinion dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

(i)	Methanex Chile Limited (Agencia) is registered or otherwise qualified as a corporation in good standing to own, lease and operate its properties and assets in conducting its business in Chile;

(ii)	To the best of such counsel’s knowledge, there are no Chilean statutes or regulations or any pending or threatened legal or governmental proceedings that are material to the Company or its subsidiaries taken as a whole that are not described under the caption headings “Natural Gas Supply”, “Foreign Operations and Government Regulation” and “Our Business — Environmental Matters” in the Company’s Annual Information Form dated March 7, 2003 (the “AIF”) which is incorporated by reference into and forms part of the Prospectuses; and

(iii)	The descriptions contained in the AIF of the Chilean statutes, regulations, orders, governmental franchises and licenses and legal or governmental proceedings with respect to the Company and its subsidiaries taken as a whole are accurate and fairly summarize such statutes, regulations, orders, franchises, licenses and proceedings.

(f)	Buddle Findlay, special New Zealand counsel for the Company, shall have furnished to the Underwriters, their counsel, the Selling Shareholders and their counsel their written opinion dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

(i)	The descriptions contained in the AIF of the New Zealand statutes, regulations, orders, governmental franchises and licences and legal or governmental proceedings with respect to the Company and its subsidiaries taken as a whole are accurate and fairly summarise in all material respects such statutes, regulations, orders, franchises, licences and proceedings;

(ii)	To such counsel’s knowledge there are no New Zealand statutes or regulations or any pending or threatened legal or governmental proceedings that are material to the Company or its subsidiaries taken as a whole that are not described under the caption headings “Natural Gas Supply”, “Foreign Operations and Government Regulation” and “Our Business — Environmental Matters” in the AIF;

(iii)	Each of Methanex New Zealand Limited, Methanex Waitara Valley Limited and Methanex Motunui Limited (the “New Zealand Subsidiaries”) has been duly incorporated and is validly existing and in good standing (in respect of the filing of annual returns where required) under the laws of New Zealand as of the Closing Date and has full corporate power and authority to own, lease and operate its properties and assets and conduct its businesses in New Zealand;

(iv)	All of the issued and outstanding shares in the capital of Methanex New Zealand Limited and Methanex Waitara Valley Limited have been duly authorized and validly issued and are fully paid and non-assessable. In the case of Methanex Motunui Limited 300,000,900 “A” ordinary shares are fully paid. All of the “B” ordinary shares are paid only as to 62.9943 cents. One redeemable preference share is uncalled;

(v)	To such counsel’s knowledge after due enquiry, Cape Horn Holdings Limited is the registered holder of all of the issued and outstanding ordinary shares and Methanex Netherlands BV is the registered holder of all issued and outstanding redeemable preference shares in Methanex New Zealand Limited and with respect to both Methanex Motunui Limited and Methanex Waitara Valley Limited, Methanex New Zealand Limited is the registered holder of all of the issued shares;

(vi)	To such counsel’s knowledge based solely upon a review of the corporate minute books of the New Zealand Subsidiaries, there are no rights granted to or in favour of any person to acquire any unissued shares or other securities of the New Zealand Subsidiaries;

(vii)	To such counsel’s knowledge, no default exists in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument to which the New Zealand Subsidiaries, jointly or severally, are a party;

(viii)	The issue and sale of the Offered Shares and the entering into, execution and delivery of this Agreement by the Company, and the compliance by the Company with and the consummation by the Company of the transactions contemplated in this Agreement and the Registration Statement, do not and will not result in any violation of the articles or memoranda of association of the New Zealand Subsidiaries, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default or permit acceleration) under or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the New Zealand Subsidiaries under (i) to such counsel’s knowledge, any indenture, mortgage, loan agreement or other agreement or instrument to which the New Zealand Subsidiaries, jointly or severally, are a party or by which they may be bound or to which any of their properties or assets may be subject, (ii) any existing applicable New Zealand statute, regulation or rule, or (iii) to such counsel’s knowledge, any judgment, order or decree of any government, governmental, regulatory or administration agency, authority, commission or instrumentality or court having jurisdiction over the New Zealand Subsidiaries or any of their properties or assets;

(ix)	To such counsel’s knowledge, the New Zealand Subsidiaries have not failed to obtain any licence, permit, franchise or other administrative, governmental or regulatory approval necessary to the ownership of their property or to the conduct of their businesses, which failure to obtain has or could have a material adverse effect on the businesses of the New Zealand Subsidiaries, taken as a whole; and

(x)	To such counsel’s knowledge, other than as described in the Prospectuses, no revocation or limitation of any permit, licence, franchise or approval held by the New Zealand Subsidiaries is pending or threatened and the New Zealand Subsidiaries are not in default or violation of any thereof, and the authorization, issuance and delivery of the Offered Shares and the compliance by the Company with the terms hereof do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, any of such permits, licences, franchises and approvals, where such revocation, limitation, default, violation, conflict or breach has or could have a material adverse effect on the New Zealand Subsidiaries, taken as a whole; to such counsel’s knowledge, other than as described in the Prospectuses, there is not threatened or pending any change in any law, rule or regulation which would have a material adverse effect on the businesses of the New Zealand Subsidiaries, taken as a whole.

(g)	Chancery Chambers, special Barbados counsel for the Company, shall have furnished to the Underwriters, their counsel, the Selling Shareholders and their counsel their written opinion dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

(i)	Each of Methanex Chile Limited, Cape Horn Finance Limited, Waterfront Shipping Company Limited and Methanex Holdings (Barbados) Limited, Methanex Titan Holdings Limited and Methanex Titan Limited (the “Barbados Subsidiaries”) has been duly incorporated and is validly existing and in good standing under the laws of Barbados as of the Closing Date and has full corporate power and authority to own, lease and operate its properties and assets and conduct its business;

(ii)	All of the issued and outstanding shares in the capital of each of the Barbados Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable;

(iii)	Other than as disclosed in the Prospectuses, to such counsel’s knowledge after due inquiry, Cape Horn Holdings Limited is the registered holder of all of the issued and outstanding shares of the Barbados Subsidiaries;

(iv)	To such counsel’s knowledge based solely upon a review of the corporate minute books of the Barbados Subsidiaries, there are no rights granted to or in favour of any person to acquire any unissued share or other securities of any of the Barbados Subsidiaries;

(v)	To such counsel’s knowledge, no default exists in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument to which the Barbados Subsidiaries, jointly or severally, are a party;

(vi)	The issue and sale of the Offered Shares and the entering into, execution and delivery of this Agreement by the Company, and the compliance by the Company with and the consummation by the Company of the transactions contemplated in this Agreement and Registration Statement, do not and will not result in any violation of the Articles of Incorporation or the By-Laws (as amended) of the Barbados Subsidiaries, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default or permit acceleration) under or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Barbados Subsidiaries under (a) to such counsel’s knowledge, any indenture, mortgage, loan agreement or other agreement or instrument to which the Barbados Subsidiaries, jointly or severally, are a party or by which they may be bound or to which any of their properties or assets may be subject, (b) any existing applicable Barbados statute, regulation or rule, or (c) to such counsel’s knowledge, any judgment, order or decree of any government, governmental, regulatory or administration agency, authority, commission or instrumentality or court having jurisdiction over the Barbados Subsidiaries or any of their properties or assets;

(vii)	To such counsel’s knowledge, the Barbados Subsidiaries have not failed to obtain any licence, permit, franchise or other administrative, governmental or regulatory approval necessary to the ownership of their property or to the conduct of their businesses, which failure to obtain has or could have a material adverse effect on the businesses of the Barbados Subsidiaries, taken as a whole;

(viii)	To such counsel’s knowledge, other than as described in the Prospectuses, no revocation or limitation of any permit, license, franchise or approval held by the Barbados Subsidiaries is pending or threatened and the Barbados Subsidiaries are not in default or violation of any thereof, and the authorization, issuance and delivery of the Offered Shares do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, any of such permits, licences, franchises and approvals, where such revocation, limitation, default, violation, conflict or breach has or could have a material adverse effect on the Barbados Subsidiaries, taken as a whole; and

(ix)	To such counsel’s knowledge, other than as described in the Prospectuses, there is no threatened or pending change in any law, rule or regulation which would have a material adverse effect on the businesses of the Barbados Subsidiaries, taken as a whole.

(h)	Truman Bodden & Company, special Cayman Islands counsel for the Company, shall have furnished to the Underwriters, their counsel, the Selling Shareholders and their counsel their written opinion dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

(i)	Methanex International Holdings Limited (“MIHL”) has been duly incorporated and is validly existing and in good standing (in respect of the filing of annual returns where required) under the laws of the Cayman Islands as of the date hereof and has full corporate power and authority to own, lease and operate its properties and assets and conduct its business in the jurisdictions in which such business is transacted as described in the Prospectuses;

(ii)	All of the issued and outstanding shares in the capital of MIHL have been duly authorized and validly issued and are fully paid and non-assessable;

(iii)	The issue and sale of the Offered Shares and the entering into, execution and delivery of this Agreement by the Company, and the compliance by the Company with and the consummation by the Company of the transactions contemplated in this Agreement and Registration Statement, do not and will not result in any violation of the Memorandum and Articles of Association of MIHL, and do not and will not conflict with, or result in a breach of any of the terms or provisions of (i) any existing applicable Cayman Islands statute, regulation or rule; or (ii) to such counsel’s knowledge, any order or decree of any Cayman Islands government, governmental, regulatory or administration agency, authority, commission or instrumentality having jurisdiction over MIHL or any of its properties or assets;

(iv)	MIHL has not failed to obtain any licence, permit, franchise or other administrative, governmental or regulatory approval in the Cayman Islands necessary to the ownership of its property or to the conduct of its business, which failure to obtain has or could have a material adverse effect on the business of MIHL, taken as a whole; and

(v)	Based solely on such counsel’s search of the Cause List at the office of the Clerk of the Grand Court, George Town, Grand Cayman on or immediately prior to the Closing Date and on a certificate of the Secretary of MIHL in support of such counsel’s opinion, a copy of which shall be provided to you, MIHL is not the subject of any legal proceedings before any Court of the Cayman Islands; there is no mechanism for identifying whether MIHL is the subject of proceedings before any arbitrator or governmental body in the Cayman Islands, but such counsel has not been informed or notified of any such proceedings.

The opinion shall make reference to, and have annexed, a certified true copy of the Register of Members of MIHL, showing who are the current shareholders of MIHL as of the Closing Date.

(i)	Loyens & Loeff, special Netherlands counsel for the Company, shall have furnished to the Underwriters, their counsel, the Selling Shareholders and their counsel, their written opinion dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

(i)	Methanex Netherlands BV has been duly incorporated and is validly existing under the law of the Netherlands as a legal entity in the form of a private company with limited liability (“besloten vennootschap met beperkte aansprakelijkheid”);

(ii)	Upon the incorporation of Methanex Netherlands BV 178,000 (one hundred and seventy-eight thousand) shares with a nominal value of NLG 1 (one guilder) each in the capital of Methanex Netherlands BV were duly issued; and

(iii)	According to the Shareholders Register, all of the issued and outstanding shares in the capital of Methanex Netherlands BV are held by Cape Horn Holdings Limited.

(j)	Hamil, Smith & Co., special Trinidad counsel for the Company, shall have furnished to the Underwriters, their counsel, the Selling Shareholders and their counsel their written opinion dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

(i)	Titan Methanol Company and Atlas Methanol Company Unlimited have been duly incorporated and is validly existing under the law of Trinidad;

(ii)	All of the issued and outstanding shares in the capital of Titan Methanol Company and Atlas Methanol Company Unlimited have been duly authorized and validly issued and are fully paid and non-assessable;

(iii)	According to the Shareholders Register, all of the issued and outstanding shares in the capital of Titan Methanol Company and Atlas Methanol Company Unlimited are held by the Company or a specified subsidiary of the Company.

(k)	Osler, Hoskin & Harcourt LLP, counsel for the Selling Shareholders, or to the extent acceptable to the Underwriters, acting reasonably, Jack Mustoe, General Counsel of NOVA, shall have furnished to the Underwriters, their counsel, the Company and their counsel their respective written opinions dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

(i)	Each Selling Shareholder has been duly incorporated and is validly existing as a corporation under the Alberta Business Corporations Act and has the requisite corporate power and authority to own the Offered Shares and to execute, deliver and perform its obligations under this Agreement;

(ii)	This Agreement has been duly authorized and executed by or on behalf of each Selling Shareholder and constitutes a legal, valid and binding obligation of the Selling Shareholders enforceable against each of them in accordance with its terms;

(iii)	The Selling Shareholders have valid marketable title to the Offered Shares, free and clear of any hypothec, lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction on transfer of any kind and such Offered Shares shall be sold and delivered by the Selling Shareholders free and clear of any hypothec, lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction on transfer of any kind;

(iv)	The execution and delivery by the Selling Shareholders of this Agreement and the Share Purchase Agreement and the compliance by the Selling Shareholders with the provisions hereof and the consummation of the Reorganization Transaction, the Repurchase Transaction and the other transactions contemplated herein and therein do not conflict with, result in a breach or violation of or constitutes or will constitute a default under or results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Shareholders pursuant to: (i) the constating documents, by-laws or resolutions of the directors or shareholders of either Selling Shareholder, (ii) any material agreements of either Selling Shareholder, or (iii) any law, judgment or decree applicable to either Selling Shareholder;

(v)	No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency, in Canada or federally, other than those that have been validly obtained and continue in effect, is necessary or required to be obtained by either Selling Shareholder for the performance by the Selling Shareholders of their respective obligations under this Agreement, or in connection with the offer, sale or delivery of the Offered Shares; and

(vi)	No withholding tax imposed under the federal laws of Canada or the laws of the Province of Alberta will be payable in respect of the payment of the Underwriting Fee by the Selling Shareholders to an Underwriter that is not resident in Canada for the purposes of the Income Tax Act (Canada), provided that such Underwriter deals at arm’s length with the Selling Shareholders (as such term is understood for the purposes of the Income Tax Act (Canada)), such Underwriting Fee is payable in respect of services rendered by such Underwriter wholly outside of Canada that are performed in the ordinary course of business carried on by the Underwriter that includes the performance of such services for a fee and the amount of such Underwriting Fee is reasonable in the circumstances.

(vii)	No goods and services tax imposed under the federal laws of Canada will be payable by a Selling Shareholder in respect of the payment of the Underwriting Fee to an Underwriter that is not resident in Canada, provided that such Underwriting Fee is in respect of services performed by such Underwriter wholly outside of Canada.

(viii)	No stamp duty, documentary taxes or similar taxes, are payable by the Company under the federal laws of Canada or the laws of the Province of Alberta in connection with the sale, and delivery of the Offered Shares pursuant to this Agreement by the Selling Shareholder.

In giving such opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the Provinces of Alberta, Ontario and Quebec and the federal laws of Canada applicable therein, upon opinions of local counsel, who shall be counsel satisfactory to counsel for the Underwriters, in which case the opinion shall state that they believe the Underwriters and they are entitled to rely upon such opinions of local counsel. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Selling Shareholders and certificates of public officials; provided that such certificates have been delivered to the Underwriters. Such opinion may be subject to assumptions, qualifications and limitations as are reasonable and customary in legal opinions of this type and as shall be satisfactory to counsel for the Underwriters but shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions.

(l)	Orrick, Herrington & Sutcliffe LLP, U.S. counsel for the Selling Shareholders, shall have furnished to the Underwriters, their counsel, the Company and their counsel their written opinion dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

(i)	Under the laws of the State of New York relating to submission of personal jurisdiction, the Selling Shareholders have, pursuant to Section 13 of this Agreement, validly appointed CT Corporation as its authorized agent for purposes described in Section 13 of this Agreement; and

(ii)	No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any U.S. federal or New York state court or governmental authority or agency of the United States in necessary or required for the performance by either Selling Shareholder of its obligations under this Agreement, or the Repurchase Transaction in connection with the offering, issuance or sale of the Offered Shares or the consummation of the transactions contemplated in this

Agreement, or the Repurchase Transaction, except such as have been obtained under the Act and such consents, approvals, authorizations, orders, registrations, clearances or qualifications as may be required under state securities or blue sky laws or by requirements of the National Association of Securities Dealers, Inc. in connection with the purchase and distribution of the Offered Shares by the Underwriters in the United States.

(m)	The Underwriters shall have received from Skadden, Arps, Slate Meagher & Flom LLP, U.S. counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, with respect to such matters as the Underwriters may reasonably require, and the Company and the Selling Shareholders shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(n)	The Underwriters shall have received from Stikeman Elliott LLP, Canadian counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Offered Shares, the Canadian Prospectus (together with any supplement thereto) and other related matters the Underwriters may reasonably require and the Company and the Selling Shareholders shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(o)	The Company shall have furnished to the Underwriters and to the Selling Shareholders a certificate of the Company, signed by the President and Chief Executive Officer and the Senior Vice President and Chief Financial Officer of the Company, dated the Closing Date, to the effect that:

(i)	the signers of such certificate have carefully examined the Registration Statement, the Canadian Prospectus and the U.S. Prospectus, any amendments thereto and this Agreement;

(ii)	the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with its obligations under this Agreement and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(iii)	no stop order suspending the effectiveness of the Registration Statement or stop order preventing or suspending the use of any prospectus relating to the Offered Shares has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened by any Qualifying Authority, stock exchange or the Commission; and

(iv)	since the date of the most recent financial statements included in the Canadian Prospectus and the U.S. Prospectus, there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Canadian Prospectus and the U.S. Prospectus.

(p)	The Selling Shareholders shall have furnished to the Underwriters and to the Company a certificate of each of the Selling Shareholders, signed by such officers of the Selling Shareholders as are acceptable to the Underwriters, dated the Closing Date, to the effect that:

(i)	the signers of such certificate have carefully examined the Registration Statement, the Canadian Prospectus and U.S. Prospectus, any amendments to the Canadian Prospectus and U.S. Prospectus and this Agreement; and

(ii)	the representations and warranties of the Selling Shareholders in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Selling Shareholders have complied with their respective obligations under this Agreement and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date.

(q)	The Company shall have requested and caused KPMG LLP, independent chartered accountants of the Company to have furnished to the Underwriters, at the Execution Time and on the Closing Date, letters, dated respectively as of the Execution Time and on the Closing Date, in form and substance satisfactory to the Underwriters and their counsel, together with signed or reproduced copies of such letter for each of the Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Canadian Prospectus and the U.S. Prospectus.

(r)	The Underwriters and the Selling Shareholders shall have received on the Closing Date an opinion of KPMG LLP dated as of the Closing Date, to the effect that the French language version of the audited consolidated financial statements for the fiscal years ended December 31, 2002 and 2001; and the sections of the Company’s Annual Information Form dated March 7, 2003 entitled “Selected Consolidated Financial Information” and “Management’s Discussion and Analysis” is in all material respects a complete and proper translation of the English language version thereof and the financial statements of the Company is in all material respects a complete and proper translation thereof.

(s)	Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Canadian Prospectus and the U.S. Prospectus (each, exclusive of any supplement thereto), there shall not have been (i) any change specified in the letter or letters referred to in paragraph (q) of this Section 7 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Canadian Prospectus and the U.S. Prospectus (each, exclusive of any supplement thereto) the effect of which, in any case referred to, in clause (i) or (ii) above, is, in the sole judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Offered Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Canadian Prospectus and the U.S. Prospectus (each, exclusive of any supplement thereto).

(t)	Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Canadian Prospectus and the U.S. Prospectus (each, exclusive of any supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Selling Shareholders or their respective subsidiaries, whether or not arising from transactions in the ordinary course of business, the effect of which, in the sole judgment of the Underwriters, acting reasonably, has a material adverse effect on the Selling

Shareholders’ valid marketable title to the Offered Shares, free and clear of any hypothec, lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction on transfer of any kind and their ability to deliver such Offered Shares free and clear of any hypothec, lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction on transfer of any kind to the Underwriters hereunder.

(u)	Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Underwriters may reasonably request.

(v)	Each of the Company and the Selling Shareholders shall have furnished to the Underwriters on or prior to the Closing Date satisfactory evidence of its due and valid authorization of CT Corporation System as its agent to receive service of process to Section 13 hereof, and satisfactory evidence from CT Corporation System accepting its appointment as such agent.

(w)	The Company shall have obtained the Repurchase Relief on terms satisfactory to the Company, the Selling Shareholders and the Underwriters, each acting reasonably.

(x)	The Offered Shares shall be listed and admitted and authorized for trading on the Toronto Stock Exchange and the Nasdaq National Market and satisfactory evidence of such actions shall have been provided to the Underwriters.

     If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company and the Selling Shareholders in writing or by telephone or facsimile confirmed in writing.

     The documents required to be delivered by this Section 7 shall be delivered at the office of McCarthy Tétrault LLP, Suite 1300, 777 Dunsmuir Street, Vancouver, British Columbia V7Y 1K2 on the Closing Date.

8.	Reimbursement of Underwriters’ Expenses. If the sale of the Offered Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 of this Agreement is not satisfied (otherwise than by reason of a failure of the Company, as a result of its wilful misconduct or negligence, to perform any agreement herein or comply with any provision hereof), because of any termination pursuant to Section 11 of this Agreement or because of any refusal, inability or failure on the part of the Selling Shareholders to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, NOVA, on behalf of the Selling Shareholders, will reimburse the Underwriters through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel to the Underwriters) that shall have been incurred by them in connection with the proposed sale of the Offered Shares. The Company will make such reimbursement to the Underwriters if the sale of the Offered Shares is not consummated by reason of a failure of the Company, as a result of its wilful misconduct or negligence, to perform any agreement herein or comply with any provision hereof, other than by reason of a default by any of the Underwriters.

9.	Indemnification and Contribution

(a)	The Company agrees to indemnify and hold harmless each Underwriter, the Selling Shareholders and their respective directors, officers, employees, agents and affiliates and each person who controls any Underwriter or Selling Shareholder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, jointly or severally, to which they or any of them may become subject under the Act, Canadian Securities Laws, the Exchange Act or other Canadian federal or provincial, United States federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or in any amendment thereof, or in any of the Prospectuses, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any misrepresentation or alleged misrepresentation contained in the Canadian Prospectus; and (iii) any breach by the Company of its representations, warranties, covenants or obligations to be complied with under this Agreement, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by (A) NOVA specifically for inclusion in such material (or any amendment or supplement thereto) relating to NOVA and its subsidiaries or (B) the Representatives on behalf of any Underwriter specifically for inclusion in such material (or any amendment or supplement thereto) relating to the Underwriters; provided further, that with respect to any untrue statement or omission of material fact made in any Canadian Preliminary Prospectus, U.S. Preliminary Prospectus, the Canadian Final Prospectus, or the U.S. Prospectus, the indemnity contained in this Section 9(a) shall not enure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Offered Shares concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company had previously furnished copies of the Canadian Prospectus or the U.S. Prospectus to the Underwriters, (x) delivery of the Canadian Prospectus or the U.S. Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the Canadian Preliminary Prospectus or the U.S. Preliminary Prospectus was corrected in the Canadian Final Prospectus or the U.S. Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Canadian Final Prospectus or the U.S. Prospectus. This indemnity will be in addition to any liability which the Company may otherwise have.

(b)	NOVA, on behalf of the Selling Shareholders, agrees to indemnify and hold harmless each Underwriter, the Company and their respective directors, officers, employees, agents and affiliates and each person who controls any Underwriter or the Company within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, jointly or severally, to which they or any of them may become subject under the Act, Canadian Securities Laws, the Exchange Act or other Canadian federal or provincial, United States federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any information provided in writing by the Selling Shareholders for inclusion in the Registration Statement for the registration of the Offered Shares as originally filed or in any amendment thereof, or in any of the Prospectuses, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any misrepresentation or alleged misrepresentation contained in any information provided in writing by the Selling Shareholders for inclusion in the Canadian Preliminary Prospectus or the Canadian Final Prospectus, and (iii) any breach by the Selling Shareholders of their respective representations, warranties, covenants or obligations to be complied with under this Agreement, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that with respect to any untrue statement or omission of material fact made in any Canadian Preliminary Prospectus, U.S. Preliminary Prospectus, the Canadian Final Prospectus or the U.S. Prospectus, the indemnity contained in this Section 9(b) shall not enure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Offered Shares concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company had previously furnished copies of the Canadian Prospectus or the U.S. Prospectus to the Representatives, (x) delivery of the Canadian Prospectus or the U.S. Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the Canadian Preliminary Prospectus or the U.S. Preliminary Prospectus was corrected in the Canadian Final Prospectus or the U.S. Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Canadian Final Prospectus or the U.S. Prospectus. This indemnity will be in addition to any liability which the Selling Shareholders may otherwise have. The Company and the Underwriters acknowledge that the information included in the first and second paragraphs under the heading “Selling Shareholder” contained in any Canadian Preliminary Prospectus, U.S. Preliminary Prospectus, Canadian Prospectus and U.S. Prospectus constitute the only information furnished in writing by or on behalf of the Selling Shareholders for inclusion in any Preliminary Canadian Prospectus, U.S. Preliminary Prospectus, Canadian Prospectus or U.S. Prospectus.

(c)	Each of the Underwriters severally agrees to indemnify and hold harmless the Company, the Selling Shareholders, their respective directors, each of their officers who signs the Registration Statement or the Canadian Prospectus, and each person who controls the Company or the Selling Shareholders within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, including to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and the Selling Shareholders acknowledge that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Offered Shares and, under the heading “Plan of Distribution”, and (ii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids contained in any Canadian Preliminary Prospectus, U.S. Preliminary Prospectus, Canadian Prospectus and U.S. Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in any Preliminary Canadian Prospectus, U.S. Preliminary Prospectus, Canadian Prospectus or U.S. Prospectus.

(d)	Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defences and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defences available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood, however, that the Company shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons, which firm shall be designated in writing by the Representatives. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(e)	In the event that the indemnity provided in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, NOVA (on its behalf and on behalf of NPL)

and the Underwriters, severally and not jointly, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, the Selling Shareholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect: (i) as between the Selling Shareholders and the Underwriters, the relative benefits received by the Selling Shareholders on the one hand and by the Underwriters on the other hand from the offering of the Offered Shares; (ii) as between the Company and the Selling Shareholders the relative fault of the Company on the one hand and the Selling Shareholders on the other hand; and (iii) as between the Company and the Underwriters, on the relative fault of the Company on the one hand and the Underwriters on the other hand; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among Underwriters relating to the offering of the Offered Shares) be responsible for any amount in excess of the underwriting discount or commission applicable to the Offered Shares purchased by such Underwriter hereunder. If the allocation provided for in item (i) in the immediately preceding sentence is unavailable for any reason, NOVA (on its behalf and on behalf of NPL) on the one hand and the Underwriters on the other hand, severally and not jointly, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Selling Shareholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Canadian Prospectus and the U.S. Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided, with respect to item (ii) above, by the Company on the one hand or the Selling Shareholders on the other, with respect to item (iii) above, by the Company on the one hand or the Underwriters on the other, and with respect to item (i) above, in the event applicable, by the Selling Shareholders on the one hand and the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) or misrepresentation under Canadian Securities Laws shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation or misrepresentation. For purposes of this Section 9, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement or the Canadian Prospectus and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

10.	Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Offered Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally and not jointly to take up and pay for (in the respective proportions which the percentage of Offered Shares set forth opposite their names in Schedule A hereto bears to the aggregate percentage of Offered Shares set forth opposite the names of all the remaining Underwriters) the Offered Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Offered Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 12.5% of the aggregate amount of Offered Shares set forth in Schedule A hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Offered Shares, and if such nondefaulting Underwriters do not purchase all the Offered Shares, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement, the Canadian Prospectus or the U.S. Prospectus, or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Shareholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.

11.	Termination.

(a)	This Agreement shall be subject to termination by any Underwriter (with respect to itself only) in the absolute discretion of such Underwriter, by notice given to the Company and the Selling Shareholders at any time prior to the Closing Time in accordance with paragraph 11(c), if, at any time prior to such Closing Time:

(i)	any enquiry, action, suit, investigation or other proceeding whether formal or informal is instituted, threatened or announced or any order is made by any federal, provincial or other governmental authority in relation to the Selling Shareholders or the Company, which, in the reasonable opinion of the Underwriters or any of them, operates to prevent or restrict the distribution of the Offered Shares or the trading of the Common Shares;

(ii)	there should occur any material change or a change in any material fact such as is contemplated in paragraph 6(m) of this Agreement which results or, in the opinion of the Underwriters or any one of them, would be expected to have a significant adverse effect on the market price or value of the Offered Shares;

(iii)	(A) trading in any of the Company’s common shares shall have been suspended by the Commission, the Reviewing Authority, or the Toronto Stock Exchange or the Nasdaq National Market or trading in securities generally on the Toronto Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on any such exchanges, (B) a banking moratorium shall have been declared either by U.S. Federal, New York State or Canadian federal authorities, (C) a change or development involving a prospective change in Canadian taxation affecting the Offered Shares or the transfer thereof or the imposition of exchange controls by the United States or Canada, (D) there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law or regulation which in the opinion of the Underwriters or any one of them seriously adversely affects, involves, or will seriously adversely affect, or involve, the financial markets or the business, operations or affairs of the Company and its subsidiaries taken as a whole.

(b)	The Selling Shareholders and the Company each agrees that all terms and conditions of this Agreement shall be construed as conditions and complied with so far as they relate to acts to be performed or caused to be performed by them, that they will use their best efforts to cause such conditions to be complied with, and that any breach or failure by the Selling Shareholders or the Company to comply with any such conditions shall entitle any of the Underwriters to terminate their obligations to purchase the Offered Shares by notice to that effect given to the Selling Shareholders and the Company at or prior to the Closing Time, unless otherwise expressly provided in this Agreement. The Underwriters may waive, in whole or in part, or extend the time for compliance with, any terms and conditions without prejudice to its rights in respect of any other of such terms and conditions or any other or subsequent breach or non-compliance, provided that any such waiver or extension shall be binding upon the Underwriters only if such waiver or extension is in writing and signed by the Representatives.

(c)	The rights of termination contained in paragraphs 11(a) and (b) may be exercised by any of the Underwriters and are in addition to any other rights or remedies any of the Underwriters may have in respect of any default, act or failure to act or non-compliance by the Selling Shareholders or the Company in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination, there shall be no further liability on the part of the Underwriters to the Selling Shareholders and the Company or on the part of the Selling Shareholders and the Company to the Underwriters except in respect of any liability which may have arisen or may arise after such termination under paragraphs 8 and 9. A notice of termination given by an Underwriter under paragraphs 11(a) and (b) shall not be binding upon any other Underwriter.

12.	Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Selling Shareholders or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Shareholders or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 9 of this Agreement, and will survive delivery of and payment for the

Offered Shares. The provisions of Sections 8, 9, 13, 14 and 15 of this Agreement shall survive the termination or cancellation of this Agreement.

13.	Agent for Service. The Company and each of the Selling Shareholders has appointed CT Corporation System, New York, New York, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any action arising out of or based on this Agreement or the transactions contemplated thereby which may be instituted in any New York Court expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company and each of the Selling Shareholders represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company or the Selling Shareholders, as the case may be, shall be deemed, in every respect, effective service of process upon the Company or the Selling Shareholders, as the case may be.

14.	Authority of Representatives. The Representatives are hereby authorized by each of the other Underwriters to act on its behalf and the Selling Shareholders and the Company shall be entitled to and shall act on any notice given in accordance with paragraph 14 or agreement entered into by or on behalf of the Underwriters by the Representatives, each of which represents and warrants that it has irrevocable authority to bind the Underwriters, except in respect of: (i) any consent to a settlement pursuant to paragraph 9(d) which consent shall be given by the Indemnified Party, and (ii) a notice of termination pursuant to paragraph 11 which notice may be given by any of the Underwriters. The Representatives shall consult with the other Underwriters concerning any matter in respect of which they act as representatives of the Underwriters.

15.	Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telefaxed to RBC Dominion Securities Inc., to the attention of Stewart Burton, Managing Director (fax no.: (416) 842-7555), at 200 Bay Street, Royal Bank Plaza, Toronto, Ontario M5J 2W7; if sent to the Company, will be mailed, delivered or telefaxed to Methanex Corporation, to the attention of the Chief Financial Officer (fax no.: (604) 661-2656), at Suite 1800 Waterfront Centre, 200 Burrard Street, Vancouver, British Columbia V6C 3M1; or, if sent to either Selling Shareholder, will be mailed, delivered or telefaxed to NOVA Chemicals Corporation, to the attention of the Senior Vice-President, Legal and General Counsel, (fax no.: (412) 490-4531) at 1550 Coraopolis Heights Road, Moon Township, PA, 15108.

16.	Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors (and, in the case of the Underwriters, assigns) and the officers, directors, employees, agents and controlling persons referred to in Section 9 of this Agreement, and no other person will have any right or obligation hereunder. To the extent required, each party shall act as agent for its respective indemnified officers, directors, employees, agents and controlling persons, but shall be entitled to amend the provisions of Section 9 or any other provision of this Agreement without their consent. Neither the Company nor the Selling Shareholders may assign its rights hereunder.

17.	Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws applicable therein applicable to contracts made and to be performed within the Province of Alberta.

18.	Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19.	Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20.	Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

(a)	“$” means Canadian dollars unless specifically stated otherwise.

(b)	“Act” has the meaning ascribed thereto in the second paragraph of this Agreement.

(c)	“Agreement” means this underwriting agreement dated May 21, 2003.

(d)	“Authorized Agent” has the meaning ascribed thereto in Section 13 of this Agreement.

(e)	“Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Vancouver, British Columbia.

(f)	“Canadian Final Prospectus” has the meaning ascribed thereto in the third paragraph of this Agreement.

(g)	“Canadian GAAP” has the meaning ascribed thereto in paragraph (x) of Section 1 of this Agreement.

(h)	“Canadian Preliminary Prospectus” has the meaning ascribed thereto in the second paragraph of this Agreement.

(i)	“Canadian Prospectus” means the Canadian Preliminary Prospectus, the Canadian Final Prospectus, and any amendment or supplement thereto.

(j)	“Canadian Securities Laws” means all applicable securities laws in each of the Qualifying Provinces and the respective rules or regulations made thereunder together with applicable published policy statements, blanket orders and applicable notices of the securities regulatory authorities in such provinces.

(k)	“Closing Date” has the meaning ascribed thereto in paragraph (a) of Section 4 of this Agreement.

(l)	“Closing Time” means 6:00 a.m. (Vancouver time) on the Closing Date or such other time as the Underwriters may agree.

(m)	“Commission” has the meaning ascribed thereto in the second paragraph of this Agreement.

(n)	“Common Shares” has the meaning ascribed thereto in the first paragraph of this Agreement.

(o)	“Company” has the meaning ascribed thereto in the first paragraph of this Agreement.

(p)	“Company Form F-X” has the meaning ascribed thereto in the fourth paragraph of this Agreement.

(q)	“Effective Time” means each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective.

(r)	“Environmental Laws” has the meaning ascribed thereto in paragraph (q) of Section 1 of this Agreement.

(s)	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder adopted by the Commission.

(t)	“Execution Time” means the date and time that this Agreement is executed and delivered by the parties hereto.

(u)	“Filings” has the meaning ascribed thereto in paragraph (l) of Section 6 of this Agreement.

(v)	“Financial Information” has the meaning ascribed thereto in paragraph (b) of Section 6 of this Agreement.

(w)	“Intellectual Property” has the meaning ascribed thereto in paragraph (u) of Section 1 of this Agreement.

(x)	“Lock-Up Period” has the meaning ascribed thereto in paragraph (h) of Section 6 of this Agreement.

(y)	“Losses” has the meaning ascribed thereto in paragraph (e) of Section 9 of this Agreement.

(z)	“Material Adverse Effect” has the meaning ascribed thereto in paragraph (f) of Section 1 of this Agreement.

(aa)	“MRRS Decision Document” means a decision document issued under the mutual reliance review system pursuant to NP 43-201.

(bb)	“NP 43-201” means National Policy No. 43-201 of Canadian Securities laws.

(cc)	“NASD” has the meaning ascribed thereto in paragraph (k) of Section 6 of this Agreement.

(dd)	“Offered Shares” has the meaning ascribed thereto in the first paragraph of this Agreement.

(ee)	“preliminary prospectus” means each prospectus relating to the Offered Shares (i) used in the United States (A) before the time such registration statement on Form F-10 becomes effective or (B) after such effectiveness and prior to the execution and delivery of this Agreement or (ii) filed in Canada, both in the English and French languages, as applicable, (A) before a receipt for the Canadian Final Prospectus has been obtained from the Reviewing Authority or (B) after such receipt has been obtained and prior to the execution and delivery of this Agreement.

(ff)	“Prohibited Countries” has the meaning ascribed thereto in paragraph (aa) of Section 1 of this Agreement.

(gg)	“Prospectuses” has the meaning ascribed thereto in the fourth paragraph of this Agreement.

(hh)	“Purchase Price” has the meaning ascribed thereto in paragraph (a) of Section 3 of this Agreement.

(ii)	“Qualifying Authorities” has the meaning ascribed thereto in the second paragraph of this Agreement.

(jj)	“Qualifying Provinces” has the meaning ascribed thereto in the second paragraph of this Agreement.

(kk)	“Registration Rights Agreement” means the registration rights agreement dated December 8, 1993, as amended January 14, 1994, between Novacor Chemicals Ltd., Novacor Petrochemicals Ltd. and the Company.

(ll)	“Registration Statement” has the meaning ascribed thereto in the second paragraph of this Agreement.

(mm)	“Reorganization Transaction” has the meaning ascribed thereto in paragraph (b) of Section 3 of this Agreement.

(nn)	“Representatives” means RBC Dominion Securities Inc.

(oo)	“Repurchase Approval” has the meaning ascribed thereto in paragraph o of Section 6 of this Agreement.

(pp)	“Repurchase Relief” has the meaning ascribed thereto in subparagraph q(o) of Section 6 of this Agreement.

(qq)	“Repurchase Transaction” means the proposed transaction whereby the Company will, directly or indirectly, repurchase from the Selling Shareholders all of the shares of one or more companies holding 9 million Common Shares at the price set out in the Canadian Preliminary Prospectus per Common Share held by such holding companies.

(rr)	“Restricted Activities” has the meaning ascribed thereto in paragraph (i) of Section 6 of this Agreement.

(ss)	“Reviewing Authority” has the meaning ascribed thereto in the second paragraph of this Agreement.

(tt)	“Rule 1-02” has the meaning ascribed thereto in paragraph (h) of Section 1 of this Agreement.

(uu)	“Selling Shareholders” has the meaning ascribed thereto in the first paragraph of this Agreement.

(vv)	“Share Purchase Agreement” means the agreement under which the Company and the Selling Shareholders agree, subject to receipt of Repurchase Approval, to complete the Repurchase Transaction.

(ww)	“Significant Subsidiary” has the meaning ascribed thereto in paragraph (h) of Section 1 of this Agreement.

(xx)	“Supplementary Material” means any amendment to the Canadian Prospectus or Registration Statement, any amended or supplemental prospectus or auxiliary material, information, evidence, return, report, application, statement or document that may be filed by or on behalf of the Company under the Canadian Securities Laws, the Act or the Exchange Act prior to the Closing Date or, where such documents are deemed to be incorporated by reference into the Canadian Prospectus, Registration Statement or U.S. Prospectus, prior to the expiry of the period of distribution of the Offered Shares.

(yy)	“Underwriters” has the meaning ascribed thereto in the first paragraph of this Agreement.

(zz)	“Underwriting Fee” has the meaning ascribed thereto in paragraph (a) of Section 3 of this Agreement.

(aaa)	“U.S. GAAP” has the meaning ascribed thereto in paragraph (x) of Section 1 of this Agreement.

(bbb)	“U.S. Preliminary Prospectus” has the meaning ascribed thereto in the second paragraph of this Agreement.

(ccc)	“U.S. Prospectus” means the U.S. Preliminary Prospectus until such time as the Registration Statement becomes effective, then the U.S. Prospectus shall mean the prospectus included in the Registration

Statement at the time it becomes effective, including any documents incorporated by reference.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Shareholders and the Underwriters.

Very truly yours,

RBC DOMINION SECURITIES INC.	CIBC WORLD MARKETS INC.

“Stewart C. Burton”	“Alan C. Wallace”

SCOTIA CAPITAL INC.	TD SECURITIES INC.

“Stephen Burleton”	“Bruce Black”

CITIGROUP GLOBAL MARKETS CANADA INC.	UBS SECURITIES CANADA INC.

“Douglas C. Eberlee”	“David J. Harrison”

The foregoing offer is accepted and agreed by us as of the date first above written.

METHANEX CORPORATION	NOVA CHEMICALS CORPORATION

“Ian Cameron”	“Jack Mustoe”

NOVA PETROCHEMICALS LTD.

“Jack Mustoe”

SCHEDULE A

PERCENTAGE OF
UNDERWRITERS	COMMON SHARES TO BE PURCHASED

RBC Dominion Securities Inc.	26%
CIBC World Markets Inc.	22%
Scotia Capital Inc.	20%
TD Securities Inc.	20%
Citigroup Global Markets Canada Inc.	6%
UBS Securities Canada Inc.	6%

TOTAL	100%

SCHEDULE B

SIGNIFICANT SUBSIDIARIES

		Ownership by
Name	Jurisdiction	Company

Methanex Chile Limited (Agencia)	Chile	100%
Methanex Chile Limited	Barbados	100%
Methanex New Zealand Limited	New Zealand	100%
Methanex Motunui Limited	New Zealand	100%
Methanex Waitara Valley Limited	New Zealand	100%
Methanex International Holdings Limited	Cayman Islands	100%
Cape Horn Finance Limited	Barbados	100%
Waterfront Shipping Company Limited	Barbados	100%
Methanex Holdings (Barbados) Limited	Barbados	100%
Methanex Netherlands BV	Netherlands	100%
Methanex Holdings Ltd.	Delaware	100%
Atlas Methanol Company Unlimited	Trinidad	63.1%
Titan Methanol Company	Trinidad	100%